SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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AEROSONIC CORPORATION

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Notice Of Annual Meeting &

Proxy Statement / 2003

AEROSONIC CORPORATION

(A DELAWARE CORPORATION)

l2l2 North Hercules Avenue

Clearwater, Florida 33765

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF AEROSONIC CORPORATION:

The Annual Meeting of Shareholders (the “Meeting”) of AEROSONIC CORPORATION (the “Company”) will be held at the Belleview Biltmore Hotel, 25 Belleview Boulevard, Clearwater, Florida 33756, on December 18, 2003, at 10:00 A.M., local time, for the following purposes, which are discussed in the accompanying Proxy Statement:

1.	To elect a Board of six directors of the Company to hold office until their successors have been duly elected and qualified; and

2.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The foregoing items of business, including the nominees for election to the Board of the Company, are more fully described in the Proxy Statement which is attached hereto and made a part of this Notice.

The Board has fixed the record date for determination of the shareholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof as November 12, 2003, at the close of business.

If you are unable to attend the Meeting, please mark, sign and date the enclosed proxy and return it promptly in the envelope provided herewith. Your proxy may be revoked at any time before it is voted by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending and voting at the Meeting. If you submit a proxy, you may still vote your stock in person at the Meeting if you so desire.

By Order of the Board of Directors,

David A. Baldini

President and Chief Executive Officer

November 17, 2003

Clearwater, Florida

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY OR PROXIES AND MAIL IT OR THEM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

AEROSONIC CORPORATION

l2l2 North Hercules Avenue

Clearwater, Florida 33765

PROXY STATEMENT

Annual Meeting of Shareholders

to be held December 18, 2003

GENERAL INFORMATION

A Notice of the Annual Meeting of Shareholders (the “Meeting”) of Aerosonic Corporation (the “Company”) is set forth on the preceding page, and there are enclosed herewith proxies which are being solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. This Proxy Statement and the form of proxy are first being sent to shareholders on or about November 17, 2003. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended January 31, 2003 is being mailed herewith.

All shares represented by valid proxies received by the Company prior to the Meeting will be voted as specified in the proxy. If no specification is made, and if discretionary authority is conferred by the shareholder, the shares will be voted FOR the nominated Directors. If discretionary authority is conferred by the shareholder pursuant to the proxy, the shares will also be voted on such other matters as may properly come before the Meeting in accordance with the best judgment of the proxy holders. A stockholder giving a proxy has the right to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his shares in person.

VOTING SECURITIES AND VOTING RIGHTS

Only holders of record of Common Stock, $.40 par value per share (the “Common Stock”), of the Company as of the close of business on November 12, 2003 (the “Record Date”) are entitled to notice of and to vote at the Meeting and at any adjournment thereof. On the Record Date, the outstanding number of shares entitled to vote consisted of 3,921,019 shares of Common Stock. The holders of the Common Stock are entitled to one vote per share. There are no other classes of voting stock issued and outstanding.

QUORUM AND REQUIRED VOTE

A majority of the Company’s outstanding Common Stock entitled to vote at the meeting, present in person or represented by proxy, will be necessary to constitute a quorum for the transaction of business at the Meeting. Under Delaware law, the affirmative vote of the holders of a plurality of the shares of Common Stock duly voted at the Meeting is required to elect each director. As such, the six nominees receiving the greatest number of votes cast at the Meeting will be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast. The affirmative vote of a majority of the shares of Common Stock duly voted at the Meeting is required to approve any other matters acted upon at the meeting.

ELECTION OF DIRECTORS

The Company’s By-Laws currently provide that its Board of Directors shall consist of not less than three nor more than seven members, as may be fixed from time to time by action of the Board of Directors or of the shareholders. The Board of Directors recommends that the exact number of directors not be determined by shareholder action, thus permitting the Board to increase or decrease the number of directors during the year and to fill any vacancy as it deems advisable to do so.

The Board of Directors has voted to reduce the size of the Board from seven to six members effective with the election at the Meeting. Accordingly, six directors will be elected at the Annual Meeting, each director to hold office until the next Annual Meeting of Shareholders and until the election and qualification of a successor. The Board of Directors has not nominated J. Mervyn Nabors for reelection.

The persons named in the enclosed proxy will vote all properly executed proxies for the election of the nominees named below unless authority to vote is withheld. In the event any nominee is unable to serve, the persons named in the proxy may vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve as a director.

All of the following nominees are currently directors of the Company.

David A. Baldini, age 54, has been a director since 1995. Mr. Baldini was with Teledyne Industries Inc. from 1974 through 1993. He was President of Teledyne Avionics from 1990 and has retained that position since Teledyne Avionics was acquired in 1993 and became a wholly owned subsidiary of the Company, named Avionics Specialties, Inc. Mr. Baldini was elected President of the Company in November 2002 and subsequently was designated as the Chief Executive Officer. He has a B.S. Degree in Economics from Hampden-Sydney College.

Charles M. Foster, Jr., age 63, has been a director since April 2003. Mr. Foster was employed by Teledyne Technologies for 34 years before retiring in 2002. His senior most positions were in finance, including Director of Finance, Vice President, Finance, and Senior Director.

Robert J. McGill, age 42, became a director in August 2003. Mr. McGill is President of L-3 Communications-Display Systems, a division of L-3 Communications Corporation. Since 1983, Mr. McGill has worked in the aerospace and defense industry holding positions of increasing responsibility with Miltope Corporation, GEC Marconi, Loral Corporation and Lockheed Martin Corporation. Mr. McGill holds a BS degree from Dowling College and an MBA from Georgia State University.

William C. Parker, age 70, has been a director since 1995. Mr. Parker was employed by Aerosonic for over 34 years. He rose to increasing levels of responsibility throughout his career at the Company, and held titles that included Vice President of Production, Vice President of Purchasing, and Vice President of Marketing, before becoming President in 1995. He served as President until his retirement in August 1997.

P. Mark Perkins, age 47, has been a director since 1997. Mr. Perkins has over 18 years of experience in various segments of the aviation industry. In July 1997, he was elected as a director of the Company while serving as Vice President of Marketing at Gulf Aerospace, Inc. In 1998, Mr. Perkins became Executive Vice President of Sales and Marketing for the Company, and he continues to serve in that capacity.

David M. Vosen, age 56, became a director in March 2003. Mr. Vosen is President of SouthTrust Bank Tampa Bay. Mr. Vosen has held positions of increasing responsibility since 1969 with Marshall & Ilsley, Wachovia Bank, Bank of America, SunTrust Banks and SouthTrust Bank. He is a graduate of the University of Wisconsin, where he studied finance and economics.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings and Committees of the Board of Directors

During the fiscal year ended January 31, 2003, the Board held three meetings.

The Board currently has, and appoints members of, a standing Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee.

Audit Committee. As of the date of this Proxy Statement, the Audit Committee is composed entirely of independent directors, and its members are David M. Vosen, Charles M. Foster, Jr. and Robert J. McGill. During most of fiscal year 2003, the Audit Committee was composed of A. Todd Beard, Daniel Garwacki (each of whom is no longer a member of the Board of Directors) and William C. Parker. The Audit Committee met one time during the fiscal year ended January 31, 2003. The functions performed by the Audit Committee are described in the Audit Committee Report, set forth below, and in the Audit Committee Charter adopted by the Company’s Board of Directors, which is attached as Appendix A hereto.

Compensation Committee. As of the date of this Proxy Statement, the Compensation Committee members are William C. Parker and David M. Vosen. During most of fiscal year 2003, the Compensation Committee was composed of A. Todd Beard (who is no longer a member of the Board of Directors) and William C. Parker. The Compensation Committee, which did not meet formally during the fiscal year ended January 31, 2003, has authority as delegated by the Board to review and approve employee benefit plans and administer its executive compensation plans, as set forth in its Charter.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee members are Charles M. Foster, Jr., William C. Parker and Robert J. McGill, each of whom is an independent director. The Nominating/Corporate Governance Committee was created in April 2003. No Nominating/Corporate Governance Committee existed during the fiscal year ended January 31, 2003. The Nominating/Corporate Governance Committee has authority to review the size, composition, and individual performance of the Board, and to recommend changes thereto, and to consider the experience base of potential new directors and evaluate and recommend candidates for election as directors. The Nominating/Corporate Governance Committee will consider nominees recommended by shareholders of the Company. To recommended a prospective nominee to the Nominating/Corporate Governance Committee, shareholders must submit the prospective nominee’s name and qualifications to the Secretary of the Company, in writing, to the following address: Aerosonic Corporation, 1212 North Hercules Avenue, Clearwater, Florida, 33765, Attention: Secretary. The Nominating/Corporate Governance Committee may, but is not bound to consider shareholder nominees.

Compensation of Directors

Non-Officer members of the Company’s Board of Directors are paid $3,000 for each Board meeting, and members of committees of the Board are paid an additional $1,500 for each committee meeting.

During fiscal year 2003, the Company was a party to a Supplemental Pension Plan agreement with William C. Parker pursuant to which Mr. Parker received monthly pension payments from the Company of $4,166.67. This plan has been in existence since January 1, 1999. In May 2003, the Company and Mr. Parker executed a new Supplemental Pension Plan agreement, which is to be effective as of January 1, 2004, which extends the existing Supplemental Pension Plan, and pursuant to which Mr. Parker will continue to receive monthly payments of $4,166.67.

In November 2002, J. Mervyn Nabors resigned as President of the Company. Upon his resignation as President, Mr. Nabors continued to be a member of the Board of Directors. During fiscal 2003, including the period following his resignation as President, Mr. Nabors was employed by the Company pursuant to an employment arrangement which provided for a minimum base salary of at least $250,000, plus an automobile allowance, health insurance and other benefits, although Mr. Nabors’ base salary for fiscal 2003 was $300,000. Mr. Nabors’ employment was terminated by a Consulting Agreement between the Company and Mr. Nabors dated May 20, 2003 (see discussion under “Compensation Committee Interlocks and Insider Participation” below).

Until his resignation from the Board of Directors in October 2002, Mr. Garwacki was a party to an oral consulting arrangement with the Company. Pursuant to that oral consulting arrangement, Mr. Garwacki performed consulting services specifically assigned by Mr. Nabors, the President at that time, and was compensated on a periodic basis at rates agreed upon on a matter by matter basis between Mr. Garwacki and the Company. Mr. Garwacki received total compensation of $199,235 for his consulting services during fiscal year 2003. This amount included $178,250 of consulting fees that were paid directly to Mr. Garwacki plus $20,985 of consulting fees paid to Dynamic Business Consultants, an entity related to Mr. Garwacki. Subsequent to his resignation, the Company and Mr. Garwacki entered into a written Consulting Agreement, pursuant to which Mr. Garwacki was to be paid on an hourly basis for consulting services specifically assigned by the Company. No such services were assigned, and the Company has since terminated this Consulting Agreement.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 31, 2003, the Company maintained a Compensation Committee which was comprised of A. Todd Beard and William C. Parker. However, during the fiscal year ended January 31, 2003, the Compensation Committee did not meet formally, and the Board determined executive officer compensation. During the fiscal year ended January 31, 2003, the Board was comprised of J. Mervyn Nabors, David A. Baldini, P. Mark Perkins, William C. Parker, A. Todd Beard (who resigned from the Board in March 2003), Eric J. McCracken (who resigned from the Board in October 2002) and Daniel J. Garwacki (who resigned from the Board in October 2002).

Mr. Nabors, who is the beneficial owner of approximately 31.7% of the Company’s issued and outstanding Common Stock, was employed by the Company in numerous positions from 1962 until 1984 and as President and Chief Executive Officer from 1996 until November 2002. During fiscal 2003, Mr. Nabors was employed by the Company pursuant to an employment arrangement which provided for a minimum base salary of at least $250,000, plus an automobile allowance, health insurance and other benefits, although Mr. Nabors’ base salary for fiscal 2003 was $300,000. On May 20, 2003, the Company terminated such employment and entered into a Consulting Agreement with Mr. Nabors. Pursuant to the terms of the Consulting Agreement, Mr. Nabors has agreed to serve the Company as a consultant with respect to matters specifically assigned by the Company’s President, and the Company has agreed to pay Mr. Nabors a consulting fee of $120,000 per year. The Consulting Agreement also provides Mr. Nabors with an automobile allowance of $18,000 per year, health insurance and retirement benefits similar to those provided to employees of the Company. The term of the Consulting Agreement is for one year, unless earlier terminated pursuant to its terms, including a determination by the Company’s Board of Directors to terminate the Consulting Agreement, with or without cause. In the event of a termination by the Board of Directors without cause, Mr. Nabors would be entitled to the unpaid balance of the consulting fee and the other benefits under the Consulting Agreement. The Company forecasts very limited use of Mr. Nabors’ services for the balance of the agreement and, accordingly, the Company has elected to accrue the full amount of the contract in May 2003.

During fiscal 2003, Mr. Nabors’ wife was employed by the Company in a marketing capacity and received compensation of approximately $12,696 for her services.

Mr. Baldini has been employed as an officer of the Company since 1993. In November 2002, Mr. Baldini was elevated to the position of President and Chief Executive Officer. Mr. Perkins has been the Company’s Executive Vice President Sales and Marketing since 1998. In May 2003, the Company entered into Employment Agreements with Mr. Baldini and Mr. Perkins. These Employment Agreements are each for a three-year period of time, which is automatically renewed at the end of such period for another term of three years unless either party gives 180 days notice of termination. The agreements require certain minimum performance standards and include confidentiality and non-compete provisions, among others, in exchange for a minimum base annual salary of $183,000 for Mr. Baldini and $148,175 for Mr. Perkins. The agreements may be terminated by the Company for, among other reasons, a material breach by the employee or a determination by the Company’s Board of Directors to terminate the agreement, with or without cause. Each of the agreements provides that in the event the agreement is terminated by the Company’s Board of Directors, the employee shall continue to be bound by the non-compete provisions for a period of three years and (unless such termination is for specified breaches or certain other events) shall continue to receive his annual salary for the unexpired term of his employment at the time of such termination.

Mr. Parker was employed by the Company for 34 years, most recently as its President, until his retirement in 1997. During fiscal 2003, the Company was and continues to be a party to a Supplemental Pension Plan agreement with Mr. Parker pursuant to which he receives monthly pension payments from the Company of $4,166.67. In May 2003, the Company and Mr. Parker executed a new Supplemental Pension Plan agreement, which is to be effective as of January 1, 2004. The new agreement extends the existing Supplemental Pension Plan and provides that Mr. Parker will continue to receive monthly payments of $4,166.67 through December 2006. The new agreement is subject to renewal upon agreement by both parties.

At the time that he served on the Compensation Committee, Mr. Beard was Senior Vice President of First Commercial Bank, an entity from which the Company has borrowed an amount in excess of 5% of its total consolidated assets as of January 31, 2003.

Until October 2002, Mr. McCracken was the Company’s Executive Vice President and Chief Financial Officer. In October 2002, Mr. McCracken resigned from the Board and his positions as Executive Vice President and Chief Financial Officer. Subsequent to his resignation, the Company and Mr. McCracken entered into a Consulting Agreement, pursuant to which Mr. McCracken was paid a $10,000 retainer and was to be paid on an hourly basis for consulting services specifically assigned by the Company. No such services were assigned, and the Company has since terminated this Consulting Agreement.

Until his resignation from the Board of Directors in October 2002, Mr. Garwacki was a party to an oral consulting arrangement with the Company. Pursuant to that oral consulting arrangement, Mr. Garwacki performed consulting services specifically assigned by the President and was compensated on a periodic basis at rates agreed upon on a matter by matter basis between Mr. Garwacki and the Company. Mr. Garwacki received compensation of $178,250 for his consulting services during fiscal year 2003.

Subsequent to his resignation, the Company and Mr. Garwacki entered into a written Consulting Agreement, pursuant to which Mr. Garwacki was to be paid on an hourly basis for consulting services specifically assigned by the Company. No such services were assigned, and the Company has since terminated this Consulting Agreement. During fiscal 2002 and 2003, the Company made payments of approximately $45,155 and $20,985, respectively, to Dynamic Business Consultants, an entity related to Mr. Garwacki, for consulting services. The Company no longer utilizes the services of Dynamic Business Consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended January 31, 2003, A. Todd Beard served on the Company’s Board of Directors. Mr. Beard resigned from the Board in March 2003. At the time that he served on the Board and the Compensation Committee thereof, Mr. Beard was Senior Vice President of First Commercial Bank, an entity from which the Company has borrowed an amount in excess of 5% of its total consolidated assets as of January 31, 2003.

During fiscal 2002 and 2003, the Company made payments of approximately $45,155 and $20,985, respectively, to Dynamic Business Consultants, an entity related to Daniel J. Garwacki, for consulting services. These payments were in addition to consulting fees of $45,765 and $178,250 that were paid directly to Mr. Garwacki for the fiscal years ended January 31, 2002 and 2003, respectively.

See “Compensation of Directors” and “Compensation Committee Interlocks and Insider Participation” above for additional information regarding agreements and arrangements between the Company and current and former officers and directors.

OWNERSHIP OF SECURITIES

The following table sets forth information as of August 15, 2003 regarding owners of 5% or more of the Company’s Common Stock:

Name And Address Of Beneficial Owner	Amount Of Beneficial Ownership	Percent Of Class
J. Mervyn Nabors 271 Bayside Drive Clearwater Beach, Florida 33767	l,242,000	31.7%

Miriam Frank 1771 Oak Creek Drive Dunedin, Florida 34698	321,763	8.2%

The following table sets forth information as of August 15, 2003 regarding ownership of the Company’s Common Stock by executive officers and directors of the Company:

Name of Beneficial Owner	Amount of Shares Beneficially Owned		Percent of Class
David A. Baldini	19,515	(1)	*
Gary E. Colbert	0		*
P. Mark Perkins	10,000		*
Carmelo Russo	3,132		*
Charles M. Foster, Jr.	0		*
Robert J. McGill	0		*
J. Mervyn Nabors	1,242,000		31.7%
William C. Parker	31,139	(2)	*
David M. Vosen	0		*

(1)	Of this amount, 2,000 shares are held jointly by Mr. Baldini and his spouse.

(2)	Of this amount, 9,500 shares are held jointly by Mr. Parker and his former spouse.

All executive officers and directors as a group (9 individuals) own 1,305,786 shares of the Company’s Common Stock, representing 33% of all Common Stock outstanding.

An asterisk (*) in the table above indicates that the shares of Common Stock beneficially owned by such executive officer or director, if any, represent less than 1% of all Common Stock outstanding.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended January 31, 2003 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that Gary E. Colbert did not file a Form 3 reporting his status as a new insider within ten days of the date he commenced employment as the Company’s Chief Financial Officer, and J. Mervyn Nabors, Daniel J. Garwacki and A. Todd Beard did not file Forms 5 for the Company’s fiscal year ended January 31, 2003. With respect to Mr. Colbert’s Form 3, the filing deficiency was corrected promptly upon its discovery by Mr. Colbert and the Company.

EXECUTIVE OFFICER COMPENSATION

Name and Principal Position (a)	Year Ended January 31 (b)	Salary (c)	Bonus (d)	Other Annual Compensation (e)	All Other Compensation (i)	Total

David A. Baldini President as of November 2002 and Executive Vice President until that time	2003 2002 2001	$168,683 $149,561 $151,096	— $40,000 —	$15,900(1) $14,250(1) $10,687(1)	$16,442(2)(12) $16,765(2)(12) $15,770(2)(12)	$201,025 $220,576 $177,553

Gary E. Colbert Chief Financial Officer, Secretary, and Treasurer since January 2003	2003 2002 2001	$3,846 — —	— — —	— — —	— — —	$3,846 — —

P. Mark Perkins Executive Vice President Sales and Marketing	2003 2002 2001	$133,770 $110,000 $110,000	— $25,000 $11,000	$17,173(3) $17,173(3) $18,604(3)	$12,679(4)(12) $11,811(4)(12) $9,526(4)(12)	$163,622 $163,984 $149,130

Carmelo Russo Executive Vice President Operations	2003 2002 2001	$133,885 $110,000 $105,222	— $26,000 $11,000	$9,250(5) $10,560(5) $7,920(5)	$19,324(6)(12) $17,536(6)(12) $16,988(6)(12)	$162,459 $164,096 $141,130

J. Mervyn Nabors President and Chief Executive Officer until November 2002	2003 2002 2001	$300,000(7) $200,000 $200,000	$50,000 $50,000 $50,000	$18,840(8) $18,517(8) $20,028(8)	$774(9) $774(9) $774(9)	$369,614(7)(9) $269,291 $270,802

Eric J. McCracken Chief Financial Officer until October 2002	2003 2002 2001	$110,124 $110,000 $109,038	$10,000 $25,000 $11,000	$12,500(10) $13,977(10) $15,041(10)	$4,246(11)(12) $5,556(11)(12) $5,556(11)(12)	$136,870 $154,533 $140,635

(1)	These amounts include the payment by the Company of automobile expense reimbursements to Mr. Baldini of $14,524, $14,250 and $10,687 In fiscal years 2003, 2002 and 2001, respectively.
(2)	These amounts represent the payment of the annual whole life insurance premiums described in footnote (12) below, the payment of $4,436, $4,500 and $3,805 in matching contributions to Mr. Baldini’s 401(k) plan in fiscal years 2003, 2002 and 2001, respectively, and the payment of $317, $576 and $276 in term life insurance premiums on behalf of Mr. Baldini in fiscal years 2003, 2002 and 2001, respectively.
(3)	In fiscal years 2003, 2002 and 2001, P. Mark Perkins received automobile expense reimbursement of $17,173, $17,173 and $18,604, respectively.
(4)	These amounts represent the payment of the annual whole life insurance premiums and the interest free benefit of a draw from a variable whole life insurance policy, each as described in footnote (12) below, and the payment of $3,300, $3,300 and $1,015 in matching contributions to Mr. Perkins’ 401(k) plan in fiscal years 2003, 2002 and 2001, respectively, and the payment of $108, $72 and $72 in term life insurance premiums on behalf of Mr. Perkins in fiscal years 2003, 2002 and 2001, respectively.
(5)	In fiscal years 2003, 2002 and 2001, Carmelo Russo received automobile expense reimbursement of $9,250, $10,560 and $7,920, respectively.
(6)	These amounts represent the payment of the annual whole life insurance premiums and the interest free benefit of a draw from a variable whole life insurance policy, each as described in footnote (12) below, and the payment of $3,300, $3,099 and $2,551 in matching contributions to Mr. Russo’s 401(k) plan in fiscal years 2003, 2002 and 2001, respectively, and the payment of $310, $165 and $165 in term life insurance premiums on behalf of Mr. Russo in fiscal years 2003, 2002 and 2001, respectively.
(7)	This amount does not include the payment of approximately $15,385 in respect of an unauthorized increase in Mr. Nabors’ base compensation, which was subsequently denied by the Board of Directors. As of the date hereof, the Company has not sought the return of this amount.
(8)	In fiscal years 2003, 2002 and 2001, J. Mervyn Nabors received automobile expense reimbursement of $18,840, $18,517 and $20,028, respectively.
(9)	The Company paid $774 in term life insurance premiums on behalf of Mr. Nabors in each of fiscal years 2003, 2002 and 2001.
(10)	In 2003, 2002 and 2001, Eric J. McCracken received automobile expense reimbursement of $12,500, $13,977 and $15,041, respectively.
(11)	These amounts represent the payment of the annual whole life insurance premiums and the interest free benefit of a draw from a variable whole life insurance policy, each as described in footnote (12) below, and the payment of $65, $57 and $57 in term life insurance premiums on behalf of Mr. McCracken in fiscal years 2003, 2002 and 2001, respectively.
(12)	These amounts represent the payment by the Company of annual premiums of $11,689, $8,439, $14,272 on behalf of David A. Baldini, P. Mark Perkins and Carmelo Russo, respectively, under life insurance arrangements between the Company and such executives in fiscal years 2003, 2002 and 2001, and the payment by the Company of annual premiums of $3,666, $5,499 and $5,499 on behalf of Eric J. McCracken under a life insurance arrangement between the Company and Mr. McCracken in fiscal years 2003, 2002 and 2001, respectively.

Pursuant to the terms of the above referenced life insurance arrangements, which were entered into in approximately October and November 1998, (a) the Company paid the annual premiums under variable whole life insurance policies for the benefit of Messrs. Baldini, Perkins, Russo and McCracken and their designated beneficiaries in fiscal years 2003, 2002, 2001 and earlier fiscal years, (b) the Company was entitled to a refund of its premium payments out of the proceeds, if any, of any payout under such variable whole life insurance policies, and (c) Messrs. Baldini, Perkins, Russo, McCracken or their respective designated beneficiaries, as the case may be, were entitled to the balance, if any, of any such payout after the refund of the Company’s premium payments. Additionally, pursuant to the arrangements, Messrs. Baldini, Perkins, Russo and McCracken had the right to make interest free draws from the cash value accumulated under their respective policies, and they were not obligated to repay any such draw and their interests in their respective policies were offset by any such draws only to the extent that the balance of any payout under the policy, after the refund of the Company’s premiums, would be reduced by the amount of the draw (including if the result of such arrangement was the inability of the Company to realize a return of all or a portion of its premium payments). Mr. Baldini did not make any such draw during the term of his arrangement. Mr. Perkins drew $18,815.36 from his variable whole life policy in fiscal 2002, and the benefit derived by him in fiscal 2003 from the interest free term of such draw was $832. Mr. Russo drew $32,330.04 from his variable whole life policy in fiscal 2002, and the benefit derived by him in fiscal 2003 from the interest free term of such draw was $1,442. Mr. McCracken drew $11,373.38 from his variable whole life policy in fiscal 2002, and the benefit derived by him in fiscal 2003 from the interest free term of such draw was $515.

The Company and Messrs. Baldini, Perkins and Russo terminated their arrangements during fiscal year 2004. In connection with such terminations and in accordance with the arrangements, the Company received a refund of its premiums of $36,377.59 on Mr. Baldini’s policy, $10,640.26 on Mr. Perkins’ policy, and $19,181.06 on Mr. Russo’s policy, and Mr. Perkins and Mr. Russo were not required to repay any of their portion of their respective draws.

The arrangement between the Company and Mr. McCracken terminated upon the termination of Mr. McCracken’s employment in November 2002. In connection with such termination and in accordance with the arrangement, Mr. McCracken was not required to repay any portion of his draw. Additionally, a $2,423.28 payout under the policy on such termination, which the Company was entitled to receive pursuant to the arrangement, was incorrectly paid directly to Mr. McCracken. As of the date of this annual report the Company has not sought the return of such payment from Mr. McCracken, although the Company continues to weigh its options in respect thereof.

As discussed above in “Compensation Committee Interlocks and Insider Participation,” the Company is a party to Employment Agreements with its executive officers.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee on executive compensation, Audit Committee Report and stock performance graph shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The goal of our executive compensation is to incentivize and reward superior executive performance and encourage diligence, hard work and dedication. By doing so, we hope to attract and retain the best available people and create long-term shareholder value.

The primary element of our executive compensation is base salary. Executive officers’ base salary is determined by each officer’s employment agreement with the Company, and is reviewed on an annual basis. Executive officers’ employment agreements do not set any required bonus amount or guarantee any bonus. However, each year the Company rewards superior executive performance through bonuses, although bonuses are typically a small component of each executive’s overall compensation. We believe that this structure allows the Company the flexibility to reward performance without creating a system where annual bonuses are paid without regard to Company performance and are viewed as an entitlement rather than an incentive and reward.

With respect to executive compensation, bonuses and any increases in base salary for the year ended January 31, 2003, most determinations were made by the former Chief Executive Officer, J. Mervyn Nabors, in his discretion, except for the action taken by the Board of Directors on Mr. Nabors’ own compensation discussed below. Mr. Nabors’ determinations were based upon competitive salaries in the industry and the geographic vicinities of the Company’s offices, the nature of the executive’s responsibilities, general performance and other factors. Following the termination of Mr. Nabors as Chief Executive Officer, the Compensation Committee has been charged with the task of making specific recommendations to the Board as to the compensation of the Company’s executives. This process involves an assessment of each executive’s performance and potential to enhance long-term shareholder value.

As directed by the Board of Directors, the Compensation Committee has reviewed and evaluated executive compensation for the current year and has made specific recommendations to the Board. The base salaries recommended by the Committee were included in the executive officers’ current employment agreements, including those discussed above under “Compensation Committee Interlocks and Insider Participation.” In requesting recommendations from the Compensation Committee for the current year, the Board asked that the Committee be guided by its Charter, which provides that the Committee review and evaluate compensation levels for executive officers and directors, under the ultimate direction of the Chief Executive Officer, based upon peer group and national industry surveys of total compensation packages, as well as evaluations of each executive’s past and expected future performance. The Compensation Committee Charter further provides that the Committee review and evaluate the compensation level for the Chief Executive Officer based upon a review of competitive compensation data, the Chief Executive Officer’s overall compensation package, and the Committee’s assessment of his past performance and its expectations as to his future performance in leading the Company.

Basis for Chief Executive Officer Compensation

The Company changed its Chief Executive Officer in November 2002. The base compensation for the terminated Chief Executive Officer, J. Mervyn Nabors, for the year ended January 31, 2003 was initially $250,000. However, Mr. Nabors’ base compensation was increased to $300,000 during the course of the year. The basis for this increase and the extent of the Board of Directors’ authorization, if any, is not apparent. In November 2002, the Board of Directors discovered that Mr. Nabors had received an unauthorized increase in compensation from $300,000 to $500,000. Upon such discovery, the Board promptly rejected such increase and directed that his compensation remain at $300,000. Prior to such rejection, Mr. Nabors was paid approximately $15,385 of the unauthorized increase. As of the date of this Proxy Statement, the Company has not sought the return of this amount.

The compensation for our new Chief Executive Officer, David A. Baldini, for the remainder of fiscal year 2003 was based upon his then current salary, an increase in his responsibilities and the performance of our subsidiary Avionics, of which he was, and continues to be, the President.

The Compensation Committee of the Board of Directors did not meet formally during the fiscal year ended January 31, 2003. Accordingly, the foregoing report on executive compensation is provided by the following incumbent members of the Board of Directors who also were directors during fiscal year 2003:

David A. Baldini

J. Mervyn Nabors

William C. Parker

P. Mark Perkins

AUDIT COMMITTEE REPORT

In accordance with its written Charter, a copy of which is appended to this Proxy Statement as Appendix A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company. The independent auditors, not the Audit Committee, are responsible for planning and conducting independent audits of the Company’s financial statements in accordance with generally accepted accounting principles and applicable laws and regulations.

In this context, the Audit Committee has met and held discussions with the Company’s management and independent auditors. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with accounting principles generally accepted in the United States and applicable laws and regulations, and the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and the independent auditors. The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standards 61 (Communications with Audit Committees), as amended.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the Company’s independent accountants their independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their report, express an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2003.

This Audit Committee Report is being presented by the Audit Committee of the Company’s Board of Directors,

Charles M. Foster, Jr.

Robert J. McGill

David M. Vosen

STOCK PERFORMANCE GRAPH

A five-year comparison of the performance of the Company’s Common Stock with a broad equity market index and a peer group is set forth below. The broad equity market index used is the American Stock Exchange Market Value Index, and the peer group is an average of the stock prices of companies in the Aerospace/Defense Products and Services industry as of January 31 of each year presented. The below comparison assumes that $100 was invested on February 1, 1998, and that all dividends were reinvested.

Fiscal year ending

Company/Index/Market	31-Jan-98	30-Jan-99	31-Jan-00	31-Jan-01	31-Jan-02	31-Jan-03

Aerosonic Corporation	$100.00	$ 81.45	$ 73.52	$ 81.32	$129.37	$ 94.89

AMEX Market Value Index	$100.00	$106.95	$128.70	$139.15	$126.03	$122.75

Aerospace/Defense	$100.00	$ 87.77	$ 68.63	$ 93.93	$108.86	$ 98.30

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PricewaterhouseCoopers, L.L.P. (“PWC”) were the Company’s independent auditors for the fiscal year ended January 31, 2003 upon recommendation by the Audit Committee of the Board of Directors. The Company has not yet selected its independent auditors for the fiscal year ending January 31, 2004.

The following table sets forth the aggregate fees billed by PWC to the Company for the fiscal years ended January 31, 2003 and 2002 for audit and other professional services.

	Fiscal year ended January 31,
	2003	2002
Audit Fees	$1,107,000	$85,000
Audit-Related Fees	$0	$0
Tax Fees	$65,000	$21,000
All Other Fees	$26,000	$10,000

Total Fees	$1,198,000	$116,000

In the above table, in accordance with new SEC rules and definitions, which the Company elected to adopt early, the terms “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” shall have the following meanings:

Audit Fees. Audit Fees, which were $1,107,000 for fiscal year 2003 and $85,000 for fiscal year 2002, are fees billed to the Company for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q, and services that are normally provided by PWC in connection with statutory and regulatory filings or engagements. The Audit Fees for fiscal year 2003, which include fees billed by PWC after January 31, 2003, were billed for the audit of the Company’s financial statements for fiscal year 2003 as well as for the restatement of the Company’s 2002, 2001, 2000 and 1999 financial statements, as discussed in the accompanying Annual Report.

Audit-Related Fees. Audit-Related Fees, which were $0 in fiscal year 2003 and $0 in fiscal year 2002, are fees billed to the Company for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

Tax Fees. Tax Fees, which were $65,000 in fiscal year 2003 and $21,000 in fiscal year 2002, are fees billed to the Company for professional services rendered for tax compliance, tax advice and tax planning. These fees were incurred for tax return preparation, research and filing of amended returns to receive tax credits for research and experimentation expenditures for the 1999, 2000 and 2001 fiscal years, and the preparation and filing of amended tax returns for 2000, 2001 and 2002 as a result of the restatement of prior years’ financial statements.

All Other Fees. All Other Fees, which were $26,000 in fiscal year 2003 and $10,000 in fiscal year 2002, are fees billed to the Company for products and services provided to the Company and not included in the foregoing categories. These fees are for the audit of the Company’s 401K plan.

The Audit Committee has considered whether the provision of the services identified under Audit-Related Fees, Tax Fees and All Other Fees is compatible with maintaining the independence of the Company’s principal accountants, and determined that the provision of such services is compatible with such accountants’ independence.

In accordance with new SEC rules, the engagement of our auditors and any non-audit services to be provided thereby shall be pre-approved by the Audit Committee or approved pursuant to policies and procedures established by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2004 PROXY STATEMENT

In order to be included in the Company’s Proxy Statement and form of proxy relating to the Company’s Annual Meeting of Shareholders anticipated to be held in July 2004, proposals of shareholders must be received by the Company, at its executive offices, not later than March 1, 2004. Proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

The management has no information that any other matter will be brought before the Meeting. If other matters are presented, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.

November 17, 2003

Clearwater, Florida

APPENDIX A

AUDIT COMMITTEE CHARTER

AEROSONIC CORP.

AUDIT COMMITTEE CHARTER

1.0 Organization and Independence.

1.1 An Independent Audit Committee.

The Board of Directors shall designate an Audit Committee, which shall be composed of at least two directors, all of whom must be “independent directors.” To be considered “independent,” the member, and the compensation received by such member, must satisfy the requirements of all applicable laws and regulations relative to audit committee independence, including without limitation those of the American Stock Exchange and the Securities and Exchange Commission, as determined by the Board.

1.2 Financial Qualifications.

The members of the Committee shall possess such degree of financial or accounting expertise as may be required by law or by the regulations of the Securities and Exchange Commission or the American Stock Exchange, as the Board of Directors interprets such qualification in its business judgment.

1.3 Requirements of the American Stock Exchange.

It is the intention of the Board that the Committee shall satisfy the requirements and standards set forth in the rules of the American Stock Exchange applicable to audit committees.

2.0 The Committee’s Purposes.

The Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the Company and its shareholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

It is not the role of the Committee to plan or conduct audits, to guarantee the accuracy or quality of the Company’s financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and internal auditors. It is the responsibility of the Committee to maintain regular and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.

3.0 The Committee’s Duties and Responsibilities.

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to oversee management’s implementation of prudent corporate accounting and reporting policies.

3.1 Appointment of the Independent Auditors.

To the extent required by applicable law or regulation: (i) the Committee will be directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), (ii) the independent auditors shall report directly to the Committee, (iii) the Committee shall approve in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors, (iv) the Committee shall approve in advance all non-audit services performed by the independent auditors, and (v) all non-audit services to be performed by the independent auditors shall be disclosed. The Committee may delegate to one or more members of the committee who are independent directors the authority to grant pre-approvals required by this subsection, and the decisions of the member to whom this authority is delegated shall be presented to the Committee at the next scheduled meeting of the committee. The independent auditors may not perform for the Company any services that are prohibited by law or regulation. The foregoing requirements do not preclude the committee from obtaining the input of management, but these responsibilities may not be delegated to management. The Board of Directors and management may communicate with the independent auditors at any time they deem it appropriate.

3.2 Annual Statement from the Independent Auditors.

The Committee is responsible for obtaining from the independent auditors at least annually, a formal written statement delineating all relationships between the auditors and the Company. The Committee shall be responsible for conferring with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and for recommending to the Board of Directors such appropriate action as may be necessary to satisfy itself as to the qualifications, performance and independence of the independent auditors.

To the extent required by law or regulation, the annual statement also shall describe: (i) the firm’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

The Committee will comply with all relevant laws and regulations relative to (i) rotation of independent auditors or independent audit personnel and (ii) the performance of services by an independent audit firm when a former employee of that firm currently serves as chief executive officer, chief financial officer, chief accounting officer or equivalent officer of the Company.

3.3 Risk Assessment and Accounting Controls.

The Committee will review with the independent auditors, the Company’s internal auditor, and appropriate financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and guidelines and policies to govern the process by which risk assessment and risk management is undertaken, and will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee will establish, implement and conduct an annual review of the procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.4 The Annual Audit.

The Committee will meet with the independent auditors and financial management of the Company to review the scope of the proposed audit plan for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

The Committee will regularly review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management, and management’s response.

In that regard, no officer or director of the Company, or any other person acting under the direction thereof, shall violate any law or regulation that prohibits fraudulently influencing, coercing, manipulating, or misleading any independent auditor engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

3.5 Hiring Policies.

The Committee will set clear hiring policies for employees or former employees of the independent auditors.

3.6 The Internal Audit Function.

The Company will maintain an internal audit function. The Committee will review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Committee will receive as necessary notification of material adverse findings from internal audits and a progress report on the proposed internal audit plan, as appropriate, with explanations for changes from the original plan.

3.7 Earnings Releases.

The Committee will discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

3.8 Review of Financial Statements.

The Committee will discuss with management and the independent auditors the annual audited financial statements and the quarterly financial statements, including a discussion of all matters relevant thereto that are required to be discussed under any applicable law or regulation or that the Committee otherwise considers it desirable to discuss. In addition the independent auditors must timely report to the Committee on all matters that are required to be reported under any applicable law or regulation or that the independent auditors otherwise consider it desirable to report.

Each report that contains financial statements (including annual and quarterly reports), and that is required to be prepared in accordance with (or reconciled to) generally accepted accounting principles and filed with the SEC, shall reflect or disclose all information required to be reflected or disclosed under any applicable law or regulation, and in a manner in accordance with such law or regulation.

3.9 Separate Meetings.

Periodically, the Committee shall meet separately with management, with the internal auditor, and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors receive during the course of the audit.

3.10 Proxy Report.

The Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

3.11 Succession Planning.

The Committee will review accounting and financial staffing and succession planning within the Company as necessary.

3.12 Reporting to the Board.

The Committee will review the matters discussed at each Committee meeting with the Board of Directors. The Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

3.13 Investigations.

The Committee will investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). The Committee will discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies. The Company will follow all provisions of law or regulation that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

3.14 Ethics Policy Compliance.

The Committee will review compliance with the Company’s Ethics Policy annually, to the extent required by applicable laws or regulations:

(A) the Ethics Policy will continue to be applicable to senior financial officers of the Company, including its principal financial officer, and its controller or principal accounting officer, and to persons performing similar functions;

(B) the Company immediately shall disclose, by means of the filing of an applicable SEC reporting form, dissemination by the Internet or by other electronic means, any waiver of or change in the Ethics Policy for such senior financial officers;

(C) the Company’s Ethics Policy shall continue to include such standards as are reasonably necessary to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company; and (3) compliance with applicable governmental laws and regulations.

3.15 Legal Compliance.

The Committee will review compliance with the company’s legal compliance policy annually. The Committee will discuss with the Company’s General Counsel legal matters that may have a material impact on the company’s financial statements or compliance policies.

3.16 Review of the Committee Charter.

The Committee will review the Audit Committee charter annually and include it in the company’s proxy statement as required by applicable law or regulation.

3.17 Outside Advisors.

The Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate. It may retain these advisors after seeking board approval. The Company will provide appropriate funding, as determined by the Committee, for payment of the compensation of the independent auditors and to any advisors engaged by the Committee.

3.18 Performance Evaluations.

The Committee will conduct an annual performance evaluation of the Committee.

AEROSONIC CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Each of the undersigned, as the owner(s) as of November 12, 2003 of common stock of Aerosonic Corporation, a Delaware corporation (the “Company”), hereby appoints David A. Baldini, P. Mark Perkins and Gary E. Colbert, and each of them, as attorney-in-fact and proxy, with full power of substitution, for the limited purpose of voting all shares of the common stock owned by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Belleview Biltmore Hotel, 25 Belleview Boulevard, Clearwater, Florida 33756, at 10:00 a.m., local time, on December 18, 2003 and at any adjournments or postponements thereof, but only in accordance with the following instructions as specified on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

AEROSONIC CORPORATION

December 18, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please read the reverse side.

Please detach along perforated line and mail in the envelope provided.

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE             ☒

1. Election of Directors:
NOMINEES:
☐ FOR ALL NOMINEES	m David A. Baldini
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	m Charles M. Foster, Jr.
☐ FOR ALL EXCEPT	m Robert J. McGill

(See instructions below)	m William C. Parker

m P. Mark Perkins

m David M. Vosen

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.	In accordance with their best judgment on any other matter that may properly be voted upon at the meeting and at any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is provided, the named proxies are authorized and directed to vote on the proposals as described in the Proxy Statement accompanying this Proxy. If any nominee shall cease to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees.

It you are unable to attend the meeting personally, the Board of Directors requests that you complete and mail this Proxy to insure adequate shareholder representation at the meeting. You are encouraged to contact any of the above named proxies if you have any questions concerning this Proxy or the matters referenced herein.

To change the address on your account, please check the box at right and indicate your new address in the address space

above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                            ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.